SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


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                           FIRST COLONIAL GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     The following is a press release issued by First Colonial Group, Inc.'s subsidiary, Nazareth National Bank, on August 18, 2003.

                         Nazareth National Bank to open
                    new branch, relocate another in Whitehall

NAZARETH, Pa. (August 18, 2003) - Nazareth National Bank today announced plans to open a new, full-service office on the Nestor's complex in Whitehall Township. The bank also announced that it will relocate its current branch within the Whitehall GIANT Food Store to the store's new location at 2641 MacArthur Road.

         "We continue our expansion program by addressing a unique situation in Whitehall Township with a solution that is both forward-thinking and customer-convenient," said Scott V. Fainor, president and chief executive officer of Nazareth National Bank. "With two, full-service branches located directly across the street from each other, we will have successfully addressed the traffic challenges on MacArthur Road to offer our customers more convenient banking."

         The new 2,600-sq.-ft. branch at Nestor's, currently under construction, will feature teller service, three drive-up windows and two 24-hour ATMs. It is scheduled to open in the fourth quarter of this year.

         "Nazareth National Bank is a wonderful complement to Nestor's and will be a great neighbor to the Whitehall business community," said Peter Nestor, owner of Nestor's Sporting Goods.

         The GIANT in-store branch will continue to operate seven days a week in its new location.

         The expanded presence in Lehigh County follows the announced plans of Nazareth National Bank and Keystone Savings Bank to merge subject to certain conditions, including shareholder and regulatory approvals, which are expected in August. The proposed merger will result in Keystone Nazareth Bank & Trust Company (KNBT); the region's largest locally owned and managed financial institution, with more than 100,000 customers and assets of nearly $2 billion.

About Nazareth National Bank
A member of the First Colonial Group, Inc. (NASDAQ: FTCG), Nazareth National Bank provides a wide variety of retail, wholesale, and trust and wealth management services to individuals, businesses and institutions. With assets of more than $642 million as of June 30, 2003, the bank currently operates 18 branches in Northampton, Lehigh and Monroe counties.

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Headquartered in Nazareth, Pa., the bank has been in continuous operation since
June 25, 1897.


About First Colonial Group
First Colonial Group, Inc. (NASDAQ: FTCG) with assets more than $642 million as of June 30, 2003, operates a one-bank subsidiary, Nazareth National Bank. The Bank provides a wide variety of retail, wholesale and trust & wealth management services to individuals, businesses and institutions. Operating 18 branches in the counties of Northampton, Lehigh and Monroe the company is headquartered in Nazareth, Pa., and has been in continuous operation since June 25, 1897.

The proposed merger with Keystone Savings Bank will be submitted to First Colonial Group's shareholders for their consideration. KNBT Bancorp and First Colonial Group will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transactions with the SEC. SHAREHOLDERS OF FIRST COLONIAL GROUP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE ANDANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, BEFORE MAKING ANY DECISION REGARDING THE MERGER. Shareholders of First Colonial Group will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about KNBT Bancorp, Keystone Savings Bank and First Colonial Group, at the SEC's Internet site (http://www.sec.gov) after such documents are filed. Copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Colonial, First Colonial Group, Inc., 76 South Main Street, Nazareth, Pennsylvania 18064 (610-861-5721).

First Colonial Group and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Colonial Group in connection with the merger. Information about the directors and executive officers of First Colonial Group and their ownership of First Colonial Group common stock is set forth in First Colonial Group's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.

"Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995 The information contained in the Press Release and other financial reports may contain forward looking statements (such as defined in the Securities Exchange Act of 1934 and the regulations thereof), including without limitation, the discussion of the planned merger with Keystone Savings Bank, statements as to the future loan and deposit volumes, future expansion plans, allowance and provision for possible loan losses, future interest rates and their effect on the Company's financial conditions or the results of operations, the classification of the Company's investment portfolio, statements as to litigation and the amount of reserves, statements as to trends and other statements which are not historical facts or as to the Company's, the Bank's or management's intentions, plans, beliefs, expectations or opinions. Such forward looking statements are subject to risks and uncertainties, and may be affected by various factors which may cause actual results to differ materially from those in the forward looking statements including, without limitation, the risk that the transaction contemplating the agreement and plan of merger with Keystone Savings Bank may not be completed, the effect of economic conditions and related uncertainties, the effect of interest rates on the Company and the Bank, Federal and

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state government regulation, competition, changes in accounting standards and policies, results of litigation, and other risks. These and other risks, uncertainties and other factors are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, copies of which may be obtained from the Company upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.

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